Exhibit 10.3

SOUTHERN UNION COMPANY AMENDED AND RESTATED 2003 STOCK AND INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”) is made and shall become effective as of July 5, 2005 between Southern Union Company (the “Corporation”) and the undersigned (the “Holder”). The Compensation Committee of the Board of Directors of the Corporation has authorized the grant of the following Options to the Holder under the Corporation’s Amended and Restated 2003 Stock and Incentive Plan (the “Plan”), subject to the terms and provisions of the Plan and the additional conditions set forth below. Terms used in this Agreement that are defined in the Plan have the meanings assigned to them in the Plan.

The Corporation and the Holder agree as follows:

1. The Holder accepts all provisions of the Plan, a copy of which has been delivered to the Holder.

2. The Corporation grants to the Holder, subject to the conditions of the Plan, an Incentive Option to purchase 100,000 shares of the Stock of the Corporation in installments as set forth in paragraph 3 of this Agreement at an Exercise Price equal to the closing price of the Corporation’s stock on July 5, 2005.

3. Options covered by this Agreement shall become exercisable and may be exercised in installments in accordance with the following schedule:

First block Second block Third block Fourth block Fifth block	20,000 20,000 20,000 20,000 20,000	shares shares shares shares shares	July 5, 2006 July 5, 2007 July 5, 2008 July 5, 2009 July 5, 2010

4. No Option covered by this Agreement may be exercised later than July 5, 2015.

5. The Options covered by this Agreement may be exercised nonsequentially in respect of any other Option granted under the Plan, whether now in the Holder’s possession or hereafter acquired.

6.  In the event that the Holder elects to satisfy the tax withholding obligation by having the Corporation withhold shares of Stock upon the exercise of any Options covered by this Agreement, the number of shares of Stock to be withheld shall be based on the minimum estimated federal, state and local taxes payable by the Holder as a result of the exercise of the Options.

7. Neither this Agreement nor the Options granted hereby shall impose any obligation on the part of the Company, its divisions or any subsidiary entity to continue the employment of the Holder or impose any obligation on the Holder to remain in the employ of the Company. The Company reserves the right to terminate the employment of the Holder at any time and for any reason (including no reason).

SOUTHERN UNION COMPANY AMENDED AND RESTATED 2003 STOCK AND INCENTIVE PLAN

STOCK OPTION AGREEMENT

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The undersigned parties have executed this Agreement as of the day and year first above written.

                     SOUTHERN UNION COMPANY

 By:/s/ Thomas F. Karam
 Title: President and COO

HOLDER

/s/ Julie H. Edwards
Julie H. Edwards